Exhibit 10.11

DISTRIBUTION AGREEMENT: PARTICULARS

DISTRIBUTION AGREEMENT: This Distribution Agreement consists of the Particulars, the General Terms & Conditions and the Schedules A to E (“Distribution Agreement”).

In case of inconsistencies between the Particulars, the Schedules and the General Terms & Conditions, the Particulars shall prevail over the Schedules and General Terms & Conditions. The Schedules shall prevail over other sales or supply conditions in case of inconsistencies between them.

PARTIES: This Distribution Agreement is between the Parties:

ResMed Asia Pacific Limited

A.B.N. 86 070 076 470

1 Elizabeth Macarthur Drive,

Bella Vista, NSW 2153

AUSTRALIA

(herein referred to as “ResMed”)

AND

Beijing Dehaier Medical Technology Co., Ltd.

45 Yongan Road, Science Park, Changping District,

Beijing 102200

CHINA. Tel:+8610 5166 0608 Fax:+8610 8971 8090 (herein referred to as “Distributor”)

RECITALS: ResMed is engaged in the development and manufacture of products and accessories for the screening, diagnosis and treatment of sleep disordered breathing and Distributor wishes to distribute such products in the Territory (more fully described below) and represents that it has the necessary sales and service personnel, and facilities to distribute ResMed products in the Territory.

PRODUCTS: This Distribution Agreement covers those products and accessories described in Schedule A and services agreed in writing between the parties from time to time, all of which are hereinafter referred to as “Products”

COMMENCEMENT DATE: 1 July 2009

TERM: Twelve (12) months from the Commencement Date and extendible by further written agreement between ResMed and Distributor for a further term of twelve (12) months from the first anniversary of the Commencement Date. For an agreed extension of this Distribution Agreement to be effective the Distributor must be always in compliance with its obligations under this Distribution Agreement and sixty (60) days prior to the first anniversary of the Commencement Date the Distributor shall provide ResMed with written notice of its desire to extend this Distribution Agreement. This Distribution Agreement may be extended for further periods subject to ResMed and Distributor reaching agreement on performance criteria.

TERRITORY: Sichuan, Hubei, Chongqing, Guizhou, Guangxi, Yunnan, Anhui, Shanxi (except for homecare), Henan, Guangdong (except for homecare), Hunan and Hebei provinces are the territory for which distribution rights are granted by this Agreement.

APPOINTMENT: ResMed appoints Distributor as the non-exclusive distributor for the Territory to distribute Products on the terms and conditions contained in the Particulars and General Terms & Conditions and in the Schedules

A Products Authorized for Sale and Distributor Price Schedule

B General Conditions of Sale

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Distribution Agreement

C. Warranty
D. Non-Exclusive List of ResMed Marks
E. ResMed Domain Names Agreement

ResMed may from time to time change the content of any of the Schedules by giving sixty (60) days notice to Distributor in writing, and such modified Schedules are always considered part of this Agreement.

PRODUCT PURCHASE PERFORMANCE REQUIREMENT: During the twelve (12) month period from the Commencement Date, Distributor shall purchase from ResMed a minimum of US$600000USD of Products. If this Distribution Agreement is extended for a further twelve (12) month period commencing at the first anniversary of the Commencement Date, Distributor shall purchase from ResMed a minimum of Products US$800000USD.

OTHER PERFORMANCE REQUIREMENT: Distributor shall have its personnel study Products educational materials that may be provided from time to time by ResMed. On a day to be identified by ResMed at the end of each quater of the Term and any extension of this Distribution Agreement Distributor shall have at least 95% of its personnel fully participate in Products tests that will be made available via the Internet. At least 75% of the Distributor personnel obliged by this Distribution Agreement to participate in the Products tests shall on each occasion score a result of at least 75% accuracy. If on two successive quarters these performance requirements are not satisfied ResMed may at its discretion convert the Distributor's exclusive distribution rights to non-exclusive rights for the remainder of the Term or the extension period if the non-compliance occurs during the extension period of this Distribution Agreement.

ADDRESSES FOR NOTICE: Unless otherwise specified by ResMed's written instructions, all notices to ResMed shall be addressed as follows:

ResMed Asia Pacific Limited
1 Elizabeth Macarthur Drive,
Bella Vista, NSW 2153
Australia
Facsimile: Australia +6128883 3114

Unless otherwise specified by Distributor's written instructions, all notices to Distributor shall be addressed as follows:

IN WITNESS WHEREOF, THIS DISTRIBUTION AGREEMENT HAS BEEN EXECUTED, IN DUPLICATE, ON THE DATE FIRST ABOVE STATED

Signed:	[signature]	**Signed:**	[signature]
for:	ResMed Asia Pacific Limited	for:	Beijing Dehaier Medical Technology Co., Ltd.
By:	Rob Douglas	By:	Chen Ping
Position:	COO	Position:	General Manager

2

ResMed Asia Pacific Limited &

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DISTRIBUTION AGREEMENT: GENERAL TERMS & CONDITIONS

1. Distributor Responsibility

1.1 Distributor shall have responsibility for the promotion and sale of Products in the Territory. ResMed has the right to add to, modify, delete, including discontinuing manufacturing Products at any time, and if permitted by law, shall give advance notice to Distributor of not less than sixty (60) days of its intention to so do.

1.2 The Parties acknowledge and agree that notwithstanding Distributor’s appointment as a distributor of Products for the Territory, it may not be legally possible for Distributor or ResMed to prevent a third party supplying Products within the Territory.

1.3 It is a continuing condition of this Distribution Agreement that neither Distributor, nor any third party that is a member of the group of companies to which the Distributor belongs nor parties with whom Distributor enters agreements with respect to the on-distribution of Products (“Distributor Group”), shall distribute, hire out, sell, offer to procure or supply non-ResMed equipment for the diagnosis or treatment of sleep disordered breathing.

1.4 ResMed may at its sole discretion by written notice forthwith terminate this Distribution Agreement or convert Distributor’s exclusive distribution right to a non-exclusive right if any member of the Distributor Group ceases to comply with Clause 1.3.

2. Prices & Payment

2.1 ResMed shall sell Products to Distributor and Distributor agrees to buy Products from ResMed subject to ResMed’s General Conditions of Sale set forth in Schedule B at prices shown in Schedule A (as amended from time to time in accordance with this Distribution Agreement).

2.2 ResMed shall give sixty (60) days prior written notice of each increase in price of Products.

3. Ordering

Distributor shall submit to ResMed prior to the last day of each calendar month a forecast of its requirements for the Products for the next three (3) months, in which the first month’s requirements will be a firm purchase commitment on ResMed. All orders submitted under this Distribution Agreement by Distributor shall be subject to acceptance by ResMed and shall not be binding upon ResMed until so accepted.

4. Product Registration & Listing

ResMed shall, as necessary, register Products with the appropriate governmental agencies and follow reporting and other requirements. Distributor shall provide all information and assistance reasonably required by ResMed to comply with this Clause 4.

5. Risk of Loss

The delivery terms are FCA (INCOTERMS 2000) ResMed despatch locations.

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6. Warranty

6.1 Distributor shall provide to the original purchaser of Products from Distributor a warranty identical in all respects to the warranty set out in Schedule C.

6.2 ResMed shall provide, and herewith does provide, a Products warranty to Distributor identical in all respects to that which Distributor is obligated under this Distribution Agreement to give to the original buyer, i.e. the warranty set out in Schedule C.

6.3 In the event of inconsistencies between the warranty set out in Schedule C and the warranty documentation supplied by ResMed with Products, the warranty supplied with Products shall prevail.

7. Sales Promotion

7.1 It is of the essence of this Distribution Agreement that Distributor vigorously promotes the sale of Products in the Territory and uses its best efforts and facilities to sell Products in the Territory. To that effect, Distributor shall maintain and utilize a competent and adequate staff, organization and facilities for satisfaction of its obligations under this Distribution Agreement.

7.2 If ResMed requests, Distributor shall make its personnel available in Sydney, Australia or in the Territory for orientation and training, including accreditation with respect to selling, handling and storing of Products and administration of the accounts of customers. Distributor shall pay the expense of such orientation and training, including travel expenses and salaries of Distributor’s personnel.

7.3 Distributor shall provide the following minimum level of sales and marketing activity:

(a) ensure that throughout the Territory all technologists and nurses associated with the diagnosis and treatment of sleep disordered breathing see nominated training videos supplied by ResMed within two (2) months of receipt by Distributor;

(b) ensure that physicians, technologists and nurses associated with the diagnosis and treatment of sleep disordered breathing receive and are given an opportunity to discuss with a Distributor representative ResMed nominated brochures, clinical papers, or other information within two months of receipt by the Distributor; and

(c) ensure that at least once every two (2) months night staff associated with the diagnosis and treatment of sleep disordered breathing are personally visited by a Distributor representative whom will demonstrate and receive technical inquires about Products.

8. Stock

8.1 Distributor shall keep a sufficient stock of Products to supply market requirements. As a minimum, Distributor shall keep sufficient quantities of Products in stock to supply one (1) month of projected sales.

8.2 Distributor shall ensure that its Products shall be stored and transported in accordance with the highest healthcare industry practices in order to preserve and protect Products. ResMed shall have no liability for Products that are outdated as the result of Distributor’s inventory management practices.

9. Promotional Material & Marketing

9.1 ResMed may, at its discretion, furnish Distributor with promotional literature and advertisements relating to Products. In addition, ResMed may provide commentary to Distributor with respect to any promotional literature and advertisements for Products (“Distributor’s Promotional Material”) that Distributor may desire to prepare at its own expense. Distributor agrees not to utilize any Distributor’s Promotional Material without obtaining ResMed’s prior written approval. All Distributor’s Promotional Material shall include full acknowledgement of ResMed’s intellectual property rights in Products and associated trademarks.

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Distribution Agreement

9.2 Distributor shall return to ResMed all promotional literature and advertisements relating to Products received from ResMed and destroy Distributor’s Promotional Material at the termination of this Distribution Agreement.

9.3 ResMed representatives shall periodically visit Distributor to review Distributor’s operations, Products marketing program and to discuss methods and means of promoting the growth of Distributor’s distribution of Products. Distributor shall provide ResMed’s representatives with all information reasonably required to permit them to adequately perform their function.

10. Packing & Labelling

10.1 Distributor shall not package or label any Products and shall not alter any Products or any package or label used in connection with any Products except as specifically authorized by ResMed. In the event that ResMed shall in writing authorize or require repacking or relabelling Distributor shall comply in all respects with the instructions of ResMed.

10.2 When required by the law of the Territory, the addition of Distributor’s address to Products’ packaging or labelling is hereby authorised by ResMed, provided that it is done in a manner that does not hide any original ResMend labels, artwork, trademarks or address and provided that samples of all additions are presented to ResMed prior to use.

11. Trademarks, Trade Names & Service Marks

11.1 Trademarks and trade names and service marks used by ResMed or by any affiliate thereof in connection with Products (“ResMed Marks”) shall be used by Distributor only with reference to such Products and only in the manner approved in writing by ResMed. Distributor acknowledges that it has not and will not obtain any proprietary interest in any ResMed Marks and agrees not to use the same as part of its corporate or business name and to discontinue all use thereof immediately upon termination of this Distribution Agreement. Any goodwill in ResMed Marks attributable to Distributor activities shall accrue for the benefit or ResMed or its affiliates. A non-exhaustive list of ResMed Marks is set out in Schedule D.

11.2 Distributor agrees to use domain names and ResMed Marks in connection with its activities as a distributor of Products only in accordance with Schedule E.

12. Confidentiality

12.1 All technical and commercial information, data regarding processes and know-how, and all other data of ResMed identified as confidential which Distributor shall gain, shall remain the confidential information and the property of ResMed, and Distributor shall not acquire any proprietary rights or other interests therein. Distributor shall not disclose any such information that is of a confidential nature to third parties at any time and shall return to ResMed all evidence of such information immediately upon termination of this Distribution Agreement. This obligation of confidentiality shall survive for a period of ten (10) years following the termination of this Distribution Agreement.

12.2 The Parties acknowledge and agree that Products service procedures and the contents of Products service manuals shall be deemed ResMed confidential information and that the Products service manuals supplied to Distributor shall be loan items and remain the property of ResMed and Distributor shall not acquire any proprietary rights or other interests therein. Distributor shall only use Products service procedures and the contents of Products service manuals for the purpose of servicing Products. Products service manuals held by Distributor shall be returned to ResMed on the termination of this Distribution Agreement and reproductions (in whatever format) shall be destroyed.

ResMed Asia Pacific Limited &

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Distribution Agreement

13. Maintenance & Repair of Products

13.1 Distributor shall establish a maintenance and repair service for users of Products and shall employ trained and qualified personnel to perform the service. The service personnel must be certified by ResMed and ResMed specified equipment must be maintained and used for the purpose of performing repair and calibration of Products. Distributor agrees to hold a quantity of spare parts recommended by ResMed for the purpose of providing the Products maintenance and repair service. The service shall include the performance of any warranty that ResMed shall make with respect to any Products. Any components or Products which Distributor replaces under ResMed’s warranty and for which Distributor claims reimbursement from ResMed, unless otherwise directed by ResMed, shall be returned, post paid to ResMed at the address shown in this Distribution Agreement.

13.2 Distributor shall perform all maintenance and repairs to Products strictly in accordance with the appropriate then current ResMed Products service manual and shall return complete service/repair/fault reports to ResMed in accordance with the applicable ResMed service procedure as notified by ResMed from time to time.

14. Information to be Supplied by Distributor/Mandatory Problem Reporting

14.1 Distributor shall forward promptly to ResMed all technical questions with respect to Products that it may receive from the Territory.

14.2 Within two (2) weeks following the end of each month, Distributor shall submit monthly reports on its sales activities and reports on the market situation and forecasts.

14.3 Distributor shall maintain complete and accurate records of all customers of Products and all other records as required by law for a minimum of five (5) years from date of sale to Distributor’s customers.

14.4 During the Term and for a period of five (5) years thereafter, if ResMed considers that a recall of any Products is required Distributor shall cooperate with ResMed and its affiliates to affect the recall in a timely and systematic manner and according to legal and applicable regulatory requirements. All communications (verbal and written) regarding Products recall are to be approved by ResMed prior to use by Distributor. If Distributor does not notify all customers within forty-eight (48) hours of a request from ResMed, then Distributor shall forthwith supply ResMed with a list of names and addresses for all customers.

14.5 Distributor shall forthwith inform ResMed where Distributor becomes aware of a complaint, claim, product liability problem, any other relevant information on the market situation or any contact with any regulatory body regarding Products.

14.6 Distributor shall forthwith report to ResMed any information with respect to an incident involving Products if it:

a) is related to deterioration in its effectiveness, or any inadequacy in its labelling or in the directions for use; and

b) has led to death or a serious deterioration in the state of health of any person or, where it is reasonable to believe that such an incident were it to recur, could lead to the death or a serious deterioration in the state of health of any person.

Reportable incidents shall be reported to:

VP Quality Assurance/Director Regulatory Affairs

ResMed Limited

1 Elizabeth Macarthur Drive, Bella Vista, NSW 2153

Phone: +6128884 1000

Facsimile: +6128883 3114

e-mail: MDR@resmed.com.au

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15. Claim Release

Distributor agrees to hold ResMed free and harmless from any and all claims of every kind or nature whatsoever arising from acts or omissions of Distributor, its officers, employees, consultants and agents including, without limitation, any and all claims arising from third parties in relation to activities in connection with the demonstration, offering to supply, sale, lease, delivery, installation, handling, maintenance or service of Products.

16. Duration & Termination

16.1 This Distribution Agreement shall continue from the COMMENCEMENT DATE for the TERM (including any applicable extensions) as set out in this Distribution Agreement PARTICULARS unless terminated earlier in accordance with the Clause 16.2.

16.2 This Distribution Agreement may be terminated at any time by notice from ResMed to Distributor:

(a) in the event of a breach by Distributor of any of the terms or conditions of this Distribution Agreement which is not remedied by Distributor within thirty (30) days of being notified of the breach in writing by ResMed; or

(b) in the event that Distributor shall be or become bankrupt or insolvent or if there are instituted by or against it, proceedings in bankruptcy or under insolvency laws or for its reorganization, receivership, liquidation, dissolution or change of ownership.

If termination of distribution rights granted by this Distribution Agreement takes place, Distributor will cooperate in transferring all regulatory approvals in the Territory to ResMed.

16.3 ResMed shall not be liable to Distributor for damages or indemnities, in any form by reason of or following the modification of Schedule A or if this Distribution Agreement is terminated at any time or for any reason.

16.4 Upon notice of termination being given by either Party, ResMed shall not be obligated to sell or deliver to Distributor, during the remaining period of this Distribution Agreement, Products in greater quantity than the average quantity delivered to Distributor, for a like period computed as an average of such quantities over the period preceding such notice of termination. ResMed shall not be required to sell or deliver to Distributor any Products during the aforesaid remaining period unless all monies due to ResMed from Distributor shall have been paid in full as specified in this Distribution Agreement.

16.5 Upon termination of this Distribution Agreement, ResMed shall further have the option to repurchase from Distributor, and Distributor hereby agrees to sell to ResMed, at landed cost, all or any part of ResMed’s Products, accessories and promotional material prepared by Distributor, in Distributor’s possession or inventories.

17. Force Majeure

17.1 The failure of either Party to perform its obligations under this Distribution Agreement shall be excused if such failure to perform, or any delay, is caused by matters beyond its reasonable control. The Party concerned shall notify the other immediately of any event that prevents it from proper performance of the Distribution Agreement.

17.2 The duties and obligations of the Parties shall be suspended for the duration of the event preventing proper performance provided, however, that if such suspension shall continue in excess of ninety (90) days, the Parties shall meet and attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Distribution Agreement, failing which, either Party may terminate this Distribution Agreement on thirty (30) days prior written notice to the other party.

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18. Nature of Relationship

ResMed Distributors are independent contracting parties and Distributor shall in no respect be, or be deemed to be, an employee or agent of ResMed nor be subject to the authority of ResMed. Except as specifically authorized in writing, Distributor shall not be in any way authorized or empowered to bind ResMed in any way.

19. Applicable Law

This Distribution Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New South Wales, Australia, as it applies to domestic contracts for sales of goods and in so far as the Vienna Convention for the International Sale of Goods might otherwise govern this Distribution Agreement its application to this Distribution Agreement is excluded.

20. Non-Waiver of Rights

20.1 The failure of either Party to enforce at any time any of the provisions of this Distribution Agreement shall not be construed to be a waiver of such provisions.

20.2 No waiver by either Party of any right hereunder or of any right granted in connection with a failure to perform or breach by the other Party shall be deemed as a waiver of any other right hereunder or of any right granted in connection with any other failure or breach by that other Party, whether of a similar nature or otherwise.

21. Addresses

Unless otherwise specified in this Distribution Agreement, all notices to be given by one party to the other party pursuant to this Distribution Agreement shall be in writing and delivered by hand or sent by facsimile transmission or by a registered mail or courier service, to the addressee’s address set out in the ADDRESSES FOR NOTICES section of this Distribution Agreement PARTICULARS or any alternative address provided in writing by the addressee. Subject to the addressee establishing otherwise a notice shall be deemed to have been given:

a) in the case of a facsimile transmission, the first business day in the Territory following the day that the sender can establish that the sender had transmitted the facsimile; and

b) in the case of registered mail or courier service, the day that delivery occurred as confirmed by the utilised registered mail or courier service.

22. Assignment

22.1 This Distribution Agreement may be assigned in whole or in part by ResMed to its subsidiaries or affiliates without prior consent by Distributor.

22.2 Any and all rights accruing hereunder to Distributor, including the appointment as distributor of the Territory in its present ownership, are personal in nature and shall not be assigned by Distributor, directly or indirectly by way of merger or acquisition of Distributor or otherwise, either in whole or in part, except with the written consent of ResMed which consent ResMed may withhold at its absolute discretion.

23. Amendments

23.1 This Distribution Agreement constitutes the entire agreement between the Parties with respect to its subject matter and may be modified only by written Distribution Agreement specifically referring hereto and executed by the Parties, or their permitted assigns or successors.

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Distribution Agreement

23.2 All prior agreements between the Parties with respect to the subject matter of this Distribution Agreement are superseded by this Distribution Agreement.

ReaMed Asia Pacific Limited & Beijing Dehaier Medical Technology Co., Ltd.

Distribution Agreement

SCHEDULE A

DISTRIBUTOR PRICE LIST TO BE ATTACHED

VS Line

;1]

Product cod Product Descriptu Price (USE));0]

Standarc

Special Offer

I

1-4un

5-l9un

20-5Oun

>5Ouni

VDPOI156I

VSSerena

VDP011845

VSlntegra

L.

i

VDPOI 1846

VS lntegra with Ba

VDPO1 1847

VS Integra 02

VDP011848

vs Integra 02 Battery

1

VDP011849

VS Ultra

VDPOI 1850

VS Ultra Double Ci

SCHEDULE B

GENERAL CONDITIONS OF SALE

Each invoice is payable in cash at ResMed’s registered office or to its designated account within thirty (30) days from the ResMed invoice dateldate of acceptance of documents. ResMed may reclaim Products and title thereto where Distributor has not made full payment in accordance with invoice terms. The amount of any invoice not paid when due shall be automatically increased by interest of five percent (5%) per annum, from the date of the invoice until the date of payment. If any invoice should not be paid when due, all other invoices shall become immediately payable, and ResMed shall be entitled to cancel all unexecuted transactions and to suspend all Products shipments.

Delivery dates are approximate. Failure to meet such delivery dates shall give no right to Distributor to rescission, damages or interest, refusal of Products or invoices.

All of ResMed’s shipments are dispatched FCA (INCOTERMS 2000) ResMed despatch locations. If shipment does not conform to the invoice, any claim must be addressed to ResMed in writing within forty- eight (48) hours after receipt of the Products nonconforming Products.

All sales are made by brand name and not by sample or description. ResMed makes no representation or warranty of any kind, whether express or implied, other than the Warranty set out in Schedule C. In no circumstances shall ResMed be liable to Distributor or any third party for loss of use, cost or rental of a

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similar product or any other consequential damage due to circumstances attributable to Products. ResMed’s recommendations concerning uses or applications of Products invoiced are believed reliable, however, ResMed makes no representation or warranty of results to be obtained, and the purchaser assumes all risks and responsibility for results of the use or handling of Products.

No return of Products shall be accepted except pursuant to ResMed’s prior written agreement.

ResMed’s sales are governed by law generally and, in particular, by the foregoing general conditions. Any dispute with respect to the existence of the sale or the performance or interpretation of the terms and conditions thereof, including the performance or interpretation of these general conditions, will be subject to the jurisdiction of the courts the above warranties are in addition to all warranties that are imposed by law and are not capable of exclusion.

ResMed Asia Pacific Limited & Beijing Dehaler Medical Technology Co., Ltd.

Distribution Agreement

SCHEDULE C

WARRANTY

LIMITED WARRANTY

ResMed warrants that your ResMed product shall be free from defects in material and workmanship for the period specified below from the date of purchase by the initial consumer.

PRODUCT

WARRANTY PERIOD

VS LINE OF PRODUCTS INCLUDING SERENA, INTEGRA ULTRA DEVICES

2 YEARS

ACCESSORIES MASK SYSTEMS SINGLE-USE DEVICES.

90 DAYS

If the product fails under conditions of normal use, ResMed will repair or replace, at its option, the defective product or any of its components. This Limited Warranty does not cover: a) any damage caused as a result of improper use, abuse, modification or alteration of the product; b) repairs carried out by any service organization that has not been expressly authorized by ResMed to perform such repairs; c) any damage or contamination due to cigarette, pipe, cigar or other smoke; d) any damage caused by water being spilled on or into the flow generator. Any product repaired or replaced under warranty will be returned, freight prepaid, to the dealer designated by the consumer. The cost of transporting the product to an authorized service organization will be borne by the consumer.

This warranty is in lieu of all other express or implied warranties, including any implied warranty of merchantability or fitness for a particular purpose. Some regions or states do not allow limitations on how long an implied warranty lasts, so the above limitation may not apply to you.

ResMeci shall not be responsible for any incidental or consequential damages claimed to have occurred as a result of the sale, installation or use of any ResMed product. Some regions or states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation may not apply to you. This warranty gives you specific legal rights, and you may also have other rights that vary from region to region.

For further information on your warranty rights, contact your local ResMed dealer or ResMed office.

Note: Some models are not available in all regions.

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SCHEDULE D

NON-EXCLUSIVE LIST OF RESMED MARKS

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SCHEDULE E

RESMED DOMAIN NAMES DISTRIBUTION AGREEMENT

I. ResMed Marks are to be used by Distributor only with reference to ResMed Products and only in a manner approved in writing by ResMed.

ii. Distributor will not obtain any proprietary interest in any ResMed Marks and agrees not to use them as part of their corporate or business name and to discontinue use of all ResMed Marks upon termination of this Distribution Agreement Any goodwill in ResMed Marks attributable to Distributor activities shall accrue for the benefit of ResMed.

iii. At the request of ResMed, Distributor shall apply to register domain names that may include ResMed Marks or expressions substantially identical or deceptively similar to ResMed Marks and shall maintain the resulting registrations as requested by ResMed. Distributor shall link the domain names to sites nominated by ResMed.

iv. At the request of ResMed or the end of this Distribution Agreement, Distributor shall apply to discontinue or transfer all of the domain names as ResMed shall direct.

v. ResMed shall reimburse Distributor for all reasonable expenses incurred in performing the domain name registration activities requested by ResMed.

vi. Distributor shall not register domain names which include ResMed Marks or expressions substantially identical or deceptively similar to ResMed Marks or which, in the absence of this Distribution Agreement would otherwise infringe ResMed legal (including trademark) rights, without the written permission of ResMed.

vii. Distributor agrees to allow ResMed to identify Distributor as a distributor with contact details in any manner as ResMed shall reasonably require to promote the distribution of ResMed Product.